                                                                    Exhibit 99.1


                       INTERACTIVE SYSTEMS WORLDWIDE INC.
                     ANNOUNCES FISCAL 2003 FINANCIAL RESULTS

         FOR IMMEDIATE RELEASE
         CONTACTS:
         For ISW:  (973) 256-8181                 For Investors:  (760) 487-1137
         -------                                  -------------
         Barry Mindes (Chairman and CEO)          Matthew Hayden (President)
         bmindes@sportxction.com                  matt@haydenir.com
         Bernard Albanese (President)
         balbanese@sportxction.com
         James McDade (Chief Financial Officer)
         jmcdade@sportxction.com

West Paterson, NJ, December 26, 2003 - Interactive Systems Worldwide Inc., (NASDAQSmallCap-ISWI) recently reported its audited financial results for its fiscal year ended September 30, 2003. Revenues for the year ended September 30, 2003 were $14,000, as compared to $4,314,000 during Fiscal 2002. Net loss and net loss per share (basic) for the year ended September 30, 2003 were $5,577,000 and $0.63, respectively, as compared to net income and net income per share (basic) of $1,954,000 and $0.22, respectively, during Fiscal 2002.

ISWI President, Bernard Albanese, commented, "While a great deal of the groundwork we have laid is not yet evident in our financial results, we believe we have positioned the Company for an effective roll-out of Company's SportXction(TM) system to a significant number of users through multiple distribution channels in 2004. From a system deployment perspective, the Company's focus continues to be on the successful launch of the SportXction(TM) System across BSkyB's digital television platform and on the launch of Internet services with Stanley Leisure, both of which are scheduled to commence during the first half of 2004. More specifically, we expect the testing of the first interactive television implementation of our system to commence early in 2004."

SHAREHOLDER UPDATE

We have greatly enhanced our product's functionality to make it far more attractive to potential international partners in the coming year. These improvements include our multisided betting enhancement, which allows the service provider to offer bets with many possible outcomes, e.g., which of the six players will score the next point, became operational this year. This greatly expands the range of bets we can offer. We have also just completed the multi-currency version of our software and now can operate a single common pool and yet allow players in different countries to make wagers in their local currency. This allows a single team of two people from our broadcast studio to control a game that is shown on television internationally.

The third significant enhancement will be the completion of a multi-language version of our system, which will allow people to play our game in the language of their choice. We expect to offer this option to customers by February of 2004. We believe that these collective enhancements will greatly expand the marketing potential of the SportXction(TM) System by increasing its appeal to global gaming operators who service multiple geographic markets, including our existing customer, Sportingbet. It will also allow us to seek interactive television partners throughout the world. Interactive television is by far the most compelling delivery mode for our entertainment-oriented product, with a potential player population forecast to be at least ten times as large as all of the other delivery modes combined.

We are also excited about the possibility of expanding the distribution of our software into existing betting shops in stand-alone terminals, which will offer our game, along with other casino type gambling products such as electronic slots and video poker. With multiple games available on a single terminal which adds appeal to a broader user base, it is much easier for the operator to realize a significant return on their hardware investment even on days when there are no sports being shown on television. We have signed a memorandum of understanding with a provider of such terminals, which has a large existing base of installed terminals, and anticipate announcing an agreement in this area early in 2004.

We have recently begun marketing a non-wagering (contest) version of its SportXction(TM) System in the United States, and elsewhere, to professional sports leagues and teams, fantasy leagues, providers of in-bar games, and television content right's holders and providers. We plan to release the contest version of the system in time for the NCAA basketball championship (March Madness.) To help implement this new marketing initiative, we have engaged the marketing and business development firm of Rasheed & Associates headed by Kenyon Rasheed. Mr. Rasheed previously was the fullback for both the New York Giants and Jets for many years. Rasheed & Associates is staffed by retired professional athletes from the NFL, MLB and the NBA. Mr. Rasheed had been engaged by us in a similar role and was instrumental in our signing the Kirch contract. In addition, the Company continues to aggressively pursue licensing opportunities for our SportXction(TM) System in the United Kingdom and elsewhere and we anticipate announcing additional agreements early in 2004 for its use there and internationally.

FINANCIAL RESULTS

Net revenues for Fiscal 2003 were $14,000, as compared to $4,314,000 during Fiscal 2002. The decrease in Fiscal 2003 is attributable to the discontinuation of the minimum royalties due to GIG's default under the License Agreements and the eventual acquisition of GIG on July 31, 2002. Currently, the Company's SportXction(TM) system is in "live" operation with its business partners, ukbetting plc ("ukbetting") and Sportingbet plc ("Sportingbet"). The revenues generated during Fiscal 2003 were limited by a number of factors, including the number of events covered, the introduction of new sports and the level of promotion by our partners. The Company expects an insignificant level of revenues during the quarter ending December 31, 2003, with increasing amounts projected in future quarters as it launches the SportXction(TM) System on BSkyB's digital television platform and gains new partners.

Cost of revenues, research and development expense for Fiscal 2003 were $1,303,000, as compared to $735,000 during Fiscal 2002. The increase in Fiscal 2003 was primarily due to higher programming and development costs as a result of the acquisition of GIG, costs incurred to operate betting events and amortization of capitalized development costs.

General and administrative expenses during Fiscal 2003 were $3,868,000, as compared to $2,355,000 during Fiscal 2002. The increase in Fiscal 2003 was primarily due to an increased cost base as a result of the acquisition of GIG, increased employee salary and benefit expenses and a non-cash charge associated with the granting of a warrant for consulting services partially offset by lower professional fees.

Upon consummation of the acquisition of all of the outstanding share capital of GIG, the $3.1 million remaining in the Escrow Account was released to ISWI and GIG. As a result of the default under the License Agreements by GIG and the resultant acquisition of GIG, ISWI recognized a gain of $3,350,000 during Fiscal 2002 representing the remaining funds in the Escrow Account as well as the balance of deferred revenue at July 31, 2002 of $250,000.

At each balance sheet date, the Company compares unamortized capitalized software costs to net realizable value on a project-by-project basis. Certain software purchased by GIG prior to its acquisition by ISWI was developed for specific applications. Based upon the Company's current and anticipated customer base, it appears unlikely that this software will be put into commercial use. Accordingly, during the fourth quarter of fiscal 2003, the Company wrote-off $566,000 representing the purchase price allocated to this software in connection with the acquisition of GIG.

Interest income during Fiscal 2003 was $146,000, as compared to $117,000 during Fiscal 2002. The increase in Fiscal 2003 was due to a higher cash balance.

Income tax expense of $2,737,000 during Fiscal 2002 principally represented the utilization of a portion of the Company's net operating loss carryforwards and deductible temporary differences for which the tax benefit had been previously recognized.

Net loss and net loss per share (basic) for Fiscal 2003 were $5,577,000 and $0.63, respectively, as compared to net income and net income per share (basic) of $1,954,000 and $0.22, respectively, during Fiscal 2002. The decrease is the result of lower revenues and higher costs (as described above).

As of September 30, 2003, the Company had liquid resources totaling $4,317,000. These include cash and cash equivalents in the amount of $4,127,000 and investments in the amount of $190,000. Investments are limited to investment grade marketable securities with maturities of less than 12 months. Subsequent to year-end, the Company raised additional capital (see "Recent Developments") and realized approximately $3.5 million in cash.

The Company's operations currently do not generate positive cash flow and it anticipates that its existing resources including those generated by its recent financing (see "Recent Developments") will be adequate to fund its capital and operating requirements through at least the next 18 months based upon the Company's current business plan and longer, subject to the revenues generated by the SportXction(TM) System. The Company believes that this is a sufficient period of time to allow the Company to establish a successful enterprise in the intended market.


RECENT DEVELOPMENTS

On November 24, 2003, ISWI entered into a $3.9 million private placement financing with institutional investors consisting of $2.6 million of 7.5% Convertible Debentures (the "Debentures") and $1.3 million of ISWI's common stock, par value $.001 per share ("Common Stock"). The investors also received warrants to purchase 281,250 shares of the Common Stock (the "Investor Warrants"). Net proceeds from the financing after estimated costs and expenses were approximately $3.5 million.

The Debentures are due April 1, 2006 and are convertible into shares of Common Stock at $4.58 per share, a 10% premium over the market price shortly before the closing (the "Closing Price"). The Debentures are repayable in 24 equal monthly installments beginning in May 2004 with interest payable quarterly. Under the terms of the transaction, and subject to certain conditions, ISWI has the right to repay the interest and the principal in cash or stock and force conversion of all or a portion of the Debentures into Common Stock. ISWI also issued to the investors, 390,390 shares of Common Stock at $3.33 per share, a 20% discount from the Closing Price. The Warrants issued to the investors have a term of five years and are exercisable at $4.58 per share, a 10% premium over the Closing Price.

SPORTXCTION SOFTWARE

The Company's product, the SportXction(TM) system, is a patented, real-time, software system, which allows a player to make play-by-play wagers during the course of a sporting event while viewing or listening to a broadcast of the sporting event. The wagers have odds associated with them, and the odds are adjusted automatically by the system in real time by proprietary artificial intelligence software to reflect player sentiment, as derived from the betting patterns. The system also supports traditional, pre-game sports wagers.

This press release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including, but not limited to: whether the SportXction TM system will be launched on BSkyB's digital television platform and Stanley Leisure's Internet platform during the first half of calendar 2004, whether the multi-currency and multi-language enhancements will be made available early in 2004, whether the distribution of the SportXction TM system will be expanded into betting shops, whether a contest version will be available as soon as March 2004, whether or when the Company will enter into agreements with additional partners to use the SportXction TM system, how long the Company will continue to incur significant losses and negative cash flow, how long the Company will continue to generate an insignificant amount of revenue, and whether the Company has adequate capital to fund operations for the next eighteen months. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, without limitation, the ability of the Company and its business partners to attract adequate numbers of players to its wagering system and the ability of the Company to develop and market other opportunities for its products. Additional information concerning certain risks or uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission, including those risks and uncertainties discussed in its Form 10-KSB for the fiscal year ended September 30, 2003. The forward-looking statements contained herein represent the Company's judgment as of the date of this press release, and the Company cautions the reader not to place undue reliance on such matters.


                                 -TABLES FOLLOW-

                       Interactive Systems Worldwide Inc.
                      Consolidated Statements of Operations
                                   (Unaudited)

             (Amounts in thousands except share and per share data)

                                                         Years Ended
                                                        September 30,
                                                        -------------
                                                        2003       2002
                                                        ----       ----

Revenues, net                                       $      14   $   4,314
                                                    ----------  ---------

Costs and expenses:
   Cost of revenues, research
     and development expense                            1,303         735
   General and
     administrative expense                             3,868       2,355
                                                    ----------  ---------
                                                        5,171       3,090
                                                    ----------  ---------
        Operating (loss) income                        (5,157)      1,224
Gain related to licensee default under agreements          --       3,350
Loss due to impairment of software                       (566)         --
Interest income                                           146         117
                                                    ----------  ---------
        (Loss) income before income taxes              (5,577)      4,691
Provision for income taxes                                 --       2,737
                                                    ----------  ---------
        Net (loss) income                           $  (5,577)  $   1,954
                                                    ==========  =========
Net (loss) income per
   common share- basic                              $   (0.63)  $    0.22
                                                    ==========  =========
Weighted average basic
  common shares outstanding                         8,914,718   8,897,297
                                                    ==========  =========
Net (loss) income per
   common share- diluted                            $   (0.63)  $    0.20
                                                    ==========  =========
Weighted average diluted
   common shares outstanding                        8,914,718   9,771,161
                                                    ==========  =========

                       Interactive Systems Worldwide Inc.
                     Summary Consolidated Balance Sheet Data
                                   (Unaudited)
                           (All amounts in thousands)


                                             September 30,      September 30,
                                                 2003               2002
                                                 ----               ----

Cash and short term investments
   (including marketable
   securities)                                $ 4,317            $ 7,936
Total current assets                          $ 4,498            $ 9,180

Total assets                                  $ 5,844            $11,096

Current liabilities                           $   863            $   826

Total liabilities                             $   863            $   826

Stockholders' equity                          $ 4,981            $10,270



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